UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRIKER OIL & GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	75-1764386
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Galleria Financial Center
5075 Westheimer, Suite 975
Houston, TX 77056
(Address of Principal Executive Office)

2008 Stock Option Plan
(Full title of the plan)

Telephone: (713)402-6700
(Telephone number, including area code, of agent for service)

Large accelerated filer                                                                                       Accelerated filer
Non-accelerated filer                                                                                     Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	4,000,000	$0.08	$320,000	$13
TOTAL				$13

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer’s Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices for a share of common stock as reported by the Over-The-Counter Bulletin Board.

PART I

ITEM 1.                      PLAN INFORMATION

The documents containing the information specified in Item 1 will be sent or given to participants in the 2008 Stock Option Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Kevan Casey
Galleria Financial Center
5075 Westheimer, Suite 975
Houston, TX 77056
 (713) 402-6700

EXPLANATORY NOTE

Pursuant to General Instruction C of Form S-8, the resale prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock and/or options to purchase shares of common stock to executive officers and directors of Striker Oil & Gas, Inc.

RESALE PROSPECTUS
4,000,000 SHARES OF COMMON STOCK OF
STRIKER OIL & GAS, INC.

This Resale Prospectus relates to the offer and sale of up to 4,000,000 shares of our common stock from time to time by selling stockholders of shares of our common stock. The common stock is issuable to the selling stockholders from time to time under the Plan.

Our common stock is traded on the Over-The-Counter Bulletin Board under the symbol “SOIS” On January 5, 2009, the closing price of a share of our common stock was $0.08 per share.

We will not receive any of the proceeds from the sales by the selling stockholders. The common stock may be sold from time to time by the selling stockholders either directly in private transactions, or through one or more brokers or dealers, or any other market or exchange on which the common stock is quoted or listed for trading, at such prices and upon such terms as may be obtainable. These sales may be at fixed prices (which may be changed), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Upon any sale of the common stock, by a selling stockholder and participating agents, brokers, dealers or market makers may be deemed to be underwriters as that term is defined in the Securities Act, and commissions or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

No underwriter is being utilized in connection with this offering. We will pay all expenses incurred in connection with this offering and the preparation of this Resale Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS RESALE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Resale Prospectus is January 28, 2009

TABLE OF CONTENTS

Risk Factors	2
Where You can Find More Information	6
Incorporation of Certain Documents by Reference	7
Note Regarding Forward Looking Statements	8
Use of Proceeds	9
Dilution	10
Selling Stockholders	11
Plan of Distribution	12
Description of Securities to be Registered	13
Legal Matters	14
Experts	15

You should rely only on the information contained in this Resale Prospectus or any supplement. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference to this Resale Prospectus. The information contained in this Resale Prospectus is accurate only as of the date of this Resale Prospectus, regardless of the time of delivery of this Resale Prospectus or of any sale of the common stock.

RISK FACTORS

Any investment in our securities involves a high degree of risk.  You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities.

Risks Relating to the Company’s Business

We Have a History of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred a net loss of $1,946,768 for the fiscal year ended December 31, 2007 and a net loss of $3,310,279 for the fiscal year ended December 31, 2006.  We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise.  There can be no assurance that our future operations will be profitable.  Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue.  We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

We will require approximately $5.5 million to sustain and expand our exploration and drilling activities during fiscal 2008.  We believe that we will have sufficient working capital to fund our current operations and debt payments for the next twelve months; however, we will need to raise additional funds to expand our drilling and exploration activities.  Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to expand our business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our development plans.  Any additional equity financing may involve substantial dilution to our then existing shareholders.

We Are Currently Dependent on Other Oil and Gas Operators for Operations on Our Properties.

Some of our current operations are properties in which we own a minority interest.  As a result, the drilling and operations are conducted by other operators, upon which we are reliant for successful drilling and revenues.  In addition, as a result of our dependence on others for operations on our properties, we have limited control over the timing, cost or rate of development on such properties.  As a result, drilling operations may not occur in a timely manner or take more time than we anticipate as well as resulting in higher expenses.  The inability of these operators to adequately staff or conduct operations on these properties, or experience a short-fall in funding their proportionate interest, could have a material adverse effect on our revenues and operating results.

The Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond Our Control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control.  For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social and economic environments.  Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project.  These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations.  A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well.  In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances.  The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control.  These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection.  These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

The Oil and Gas Industry Is Highly Competitive and There Is No Assurance That We Will Be Successful In Acquiring Leases.

The oil and gas industry is intensely competitive.  We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs.  Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds.  We cannot predict if the necessary funds can be raised or that any projected work will be completed.

If Natural Gas or Crude Oil Prices Decrease or Our Exploration and Development Efforts Are Unsuccessful, We May Be Required to Take Write Downs.

Our financial statements are prepared in accordance with generally accepted accounting principles.  The reported financial results and disclosures were developed using certain significant accounting policies, practices and estimates, which are discussed in the Management’s Discussion and Analysis of Financial Condition and Plan of Operations section.  We follow the full cost method of accounting for our oil and gas properties.  Accordingly, all costs associated with the acquisition, exploration and development of oil and gas properties, including costs of undeveloped leasehold, geological and geophysical expenses, dry holes, leasehold equipment and overhead charges directly related to acquisition, exploration and development activities are capitalized.  Proceeds received from disposals are credited against accumulated cost except when the sale represents a significant disposal of reserves, in which case a gain or loss is recognized.  The sum of net capitalized costs and estimated future development and dismantlement costs for each cost center is depleted on the equivalent unit-of-production method, based on proved oil and gas reserves as determined by independent petroleum engineers.  Excluded from amounts subject to depletion are costs associated with unevaluated properties.  Natural gas and crude oil are converted to equivalent units based upon the relative energy content, which is six thousand cubic feet of natural gas to one barrel of crude oil.  Net capitalized costs are limited to the lower of unamortized costs net of deferred tax or the cost center ceiling.  The cost center ceiling is defined as the sum of (i) estimated future net revenues, discounted at 10% per annum, from proved reserves, based on unescalated year-end prices and costs, adjusted for contract provisions and financial derivatives that hedge its oil and gas reserves; (ii) the cost of properties not being amortized; (iii) the lower of cost or market value of unproved properties included in the cost center being amortized and; (iv) income tax effects related to differences between the book and tax basis of the natural gas and crude oil properties.  A write down of these capitalized costs could be required if natural gas and/or crude oil prices were to drop precipitously at a reporting period end.  Future price declines or increased operating and capitalized costs without incremental increases in natural gas and crude oil reserves could also require us to record a write down.

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Reserve Estimates Depend on Many Assumptions that May Turn Out to Be Inaccurate and Any Material Inaccuracies in These Reserve Estimates or Underlying Assumptions May Materially Affect the Quantities and Present Value of Our Reserves.

The process of estimating natural gas and crude oil reserves is complex.  It requires interpretations of available technical data and various assumptions, including assumptions relating to economic factors.  Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and present value of reserves disclosed.

In order to prepare these estimates, we and independent petroleum engineers engaged by us must project production rates and timing of development expenditures.  We and the engineers must also analyze available geological, geophysical, production and engineering data, and the extent, quality and reliability of this data can vary.  The process also requires economic assumptions with respect to natural gas and crude oil prices, drilling and operating expenses, capital expenditures, taxes and availability of funds.  Therefore, estimates of natural gas and crude oil reserves are inherently imprecise.

Actual future production, natural gas and crude oil prices and revenues, taxes, development expenditures, operating expenses and quantities of recoverable natural gas and crude oil reserves most likely will vary from our estimates.  Any significant variance could materially affect the estimated quantities and present value of reserves disclosed herein.  In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing natural gas and crude oil prices and other factors, many of which are beyond our control.

Oil and Gas Operations Are Subject to Comprehensive Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on the Company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment.  Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.  Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  Environmental standards imposed by federal or local authorities may be changed and any such changes may have material adverse effects on the Company’s activities.  Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on the Company.  Additionally, the Company may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.  To date the Company has not been required to spend any material amount on compliance with environmental regulations.  However, it may be required to do so in the future and this may affect its ability to expand or maintain its operations.

Exploration and Production Activities Are Subject to Environmental Regulations Which May Prevent or Delay the Commencement or Continuance of the Company’s Operations.

In general, the Company’s exploration and production activities are subject to federal, state and local laws and regulations relating to environmental quality and pollution control.  Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation.  Compliance with these laws and regulations has not had a material effect on the Company’s operations or financial condition to date.  Specifically, the Company is subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes.  In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities.  However, such laws and regulations are frequently changed and the Company is unable to predict the ultimate cost of compliance.  Generally, environmental requirements do not appear to affect the Company any differently or to any greater or lesser extent than other companies in the industry.

The Company believes that its operations comply, in all material respects, with all applicable environmental regulations.  The Company’s operating partners and the Company itself maintains insurance coverage customary to the industry; however, it is not fully insured against all possible environmental risks.

Exploratory Drilling Involves Many Risks and the Company May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Its Financial Position.

Drilling operations generally involve a high degree of risk.  Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved.  The Company may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure.  Incurring any such liability may have a material adverse effect on its financial position and results of operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on the Company’s Ability to Operate and Its Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter the Company’s ability to carry on its business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on the Company.  Any or all of these situations may have a negative impact on the Company’s ability to operate and/or its profitably.

If the Company Is Unable to Identify and Complete Future Acquisitions, It May Be Unable to Continue Its Growth.

A portion of the Company’s growth has been due to acquisitions of producing properties.  It expects to continue to evaluate and, where appropriate, pursue acquisition opportunities on terms it considers to be favorable to it.  However, it may not be able to identify suitable acquisition opportunities.  Even if the Company identifies favorable acquisition targets, there is no guarantee that it can acquire them on reasonable terms or at all.  If the Company is unable to complete attractive acquisitions, the growth that the Company has experienced recently may decline.

The successful acquisition of producing properties requires an assessment of recoverable reserves, exploration potential, future natural gas and crude oil prices, operating costs, potential environmental and other liabilities and other factors beyond the Company’s control.  These assessments are inexact and their accuracy inherently uncertain and such a review may not reveal all existing or potential problems, nor will it necessarily permit the Company to become sufficiently familiar with the properties to fully assess their merits and deficiencies.  Inspections may not always be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken.

In addition, significant acquisitions can change the nature of the Company’s operations and business depending upon the character of the acquired properties, which may be substantially different in operating and geological characteristics or geographic location than its existing properties.

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If the Company Is Unable to Retain the Services of Mr. Casey or if the Company Is Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, It May Not Be Able to Continue Its Operations.

The Company’s success depends to a significant extent upon the continued services of Mr. Casey, the Company’s Chief Executive Officer and Mr. Robert Wonish, Chief Operating Officer.  Loss of the services of Mr. Casey or Mr. Wonish could have a material adverse effect on the Company’s growth, revenues, and prospective business.  The Company does not have key-man insurance on the life of Mr. Casey or Mr. Wonish.  In addition, in order to successfully implement and manage the Company’s business plan, it will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration and production business.  Competition for qualified individuals is intense.  There can be no assurance that the Company will be able to find, attract and retain existing employees or that it will be able to find, attract and retain qualified personnel on acceptable terms.

Delays in Obtaining Oil Field Equipment and Increasing Drilling and Other Service Costs Could Adversely Affect the Company’s Ability to Pursue Its Drilling Program.

Due to the recent record high oil and gas prices, there is currently a high demand for and a general shortage of drilling equipment and supplies.  Higher oil and natural gas prices generally stimulate increased demand and result in increased prices for drilling equipment, crews and associated supplies, equipment and services.  The Company believes that these shortages could continue.  In addition, the costs and delivery times of equipment and supplies are substantially greater now than in prior periods.  Accordingly, the Company cannot assure you that it will be able to obtain necessary drilling equipment and supplies in a timely manner or on satisfactory terms, and it may experience shortages of, or material increases in the cost of, drilling equipment, crews and associated supplies, equipment and services in the future.  Any such delays and price increases could adversely affect the Company’s ability to pursue its drilling program.

The Company’s Principal Stockholders, Officers and Directors Own a Controlling Interest in the Company’s Voting Stock and Investors Will Not Have Any Voice in the Company’s Management.

The Company’s officers and directors, along with two additional stockholders, own approximately 58.8% of all votes by its shareholders.  As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to the Company’s stockholders for approval, including:

•	Election of the board of directors;
•	Removal of any of the directors;
•	Amendment of the company’s certificate of incorporation or bylaws; and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving the Company.

As a result of their ownership and positions, the Company’s directors, executive officers and principal stockholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  In addition, sales of significant amounts of shares held by the Company’s directors and executive officers, or the prospect of these sales, could adversely affect the market price of the Company’s common stock.  Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce its stock price or prevent its stockholders from realizing a premium over the Company’s stock price.

Risks Relating to the Company’s Current Financing Arrangement

There Are a Large Number of Shares Underlying Our Convertible Debentures and Warrants That May Be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of September 30, 2008, we had 24,417,574 shares of common stock issued and outstanding and convertible debentures outstanding that may be converted into an estimated 6,198,927 shares of common stock and outstanding warrants to purchase 4,346,537 shares of common stock.  The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion.  Although the debenture holder may not convert its convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of its holdings, selling these shares and then converting the rest of its holdings.  In this way, the debenture holder could sell more than this limit while never holding more than this limit.

If We Are Required for Any Reason to Repay Our Outstanding Secured Convertible Debentures, We Would Be Required to Deplete Our Working Capital, if Available, or Raise Additional Funds.  Our Failure to Repay the Convertible Debentures, if Required, Could Result in Legal Action Against Us, Which Could Require the Sale of Substantial Assets.

In May 2007, we entered into a securities purchase agreement for the sale of $7,000,000 principal amount of secured convertible debentures.  In February 2008, we amended the securities purchase agreement.  The amended secured convertible debentures are due and payable, with 14% interest, 42 months from the date of issuance, unless sooner converted into shares of our common stock, require monthly payments of principal and interest of $100,000 beginning on March 1, 2008 and a one one-time balloon payment of $1,300,000 due and payable on December 31, 2009.  Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the securities purchase agreement or related secured convertible debentures, the assignment or appointment of a receiver to control a substantial part of our properties or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the secured convertible debentures, including a default interest rate on the outstanding principal balance of the secured convertible debentures if the default is not cured with the specified grace period.  We anticipate that the full amount of the secured convertible debentures will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures.  If we were required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds.  If we were unable to repay the secured convertible debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due.  Any such action would require us to curtail or possibly cease operations.

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If An Event of Default Occurs under the Securities Purchase Agreement, Secured Convertible Debentures or Security Agreements, the Investor Could Take Possession of All Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting it a first priority security interest in certain of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security agreement states that if an event of default occurs under the securities purchase agreement, secured convertible debentures or security agreement, the investor has the right to take possession of the collateral, to operate our business using the collateral, and has the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to the Company’s Common Stock

If the Company Fails to Remain Current in Its Reporting Requirements, It Could Be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell the Company’s Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as the Company, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  If the Company fails to remain current on its reporting requirements, it could be removed from the OTC Bulletin Board.  As a result, the market liquidity for the Company’s securities could be severely adversely affected by limiting the ability of broker-dealers to sell the Company’s securities and the ability of stockholders to sell their securities in the secondary market.

The Company’s Common Stock Is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Its Securities Is Limited, Which Makes Transactions in the Company’s Stock Cumbersome and May Reduce the Value of an Investment in the Company’s Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules.  This may make it more difficult for investors to dispose of the Company’s common stock and cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You can inspect, read and copy these reports, proxy statements and other information at the public reference facilities the Commission maintains at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

You can also obtain copies of these materials at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the public reference facilities by calling the SEC at 1-800-SEC-0330. The Commission also maintains a web site http://www.sec.gov that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, to register with the SEC the shares of our common stock described in this Resale Prospectus. This Resale Prospectus is part of that Registration Statement and provides you with a general description of the Shares being registered, but does not include all of the information you can find in the Registration Statement or the exhibits. You should refer to the Registration Statement and its exhibits for more information about us and the Shares being registered.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Resale Prospectus, which means that we can disclose important information to you by referring to another document filed separately by us with the SEC. The information incorporated by reference is deemed to be part of this Resale Prospectus, except for information superseded by this prospectus. This Resale Prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC as of their respective filing dates. These documents contain important information about us and our finances.

(1)	The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed on April 15, 2008, as amended on July 2, 2008 and September 24, 2008;

(2)
Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007, filed on May 16, 2007, as amended on October 7, 2007; June 30, 2007, filed on August 16, 2007, as amended on October 9, 2007; September 30, 2007, filed on November 14, 2007; March 31, 2008, filed on July 2, 2008, as amended on July 2, 2008 and September 29, 2008; June 30, 2008, filed on August 19, 2008; and September 30, 2008, filed on November 19, 2008.

(3)
Current Reports on Form 8-K, filed on January 16, 2008; January 18, 2008; February 21, 2008, February 26, 2008, as amended on February 29, 2008; March 14, 2008; April 18, 2008; April 25, 2008; April 25, 2008; July 7, 2008; August 8, 2008, as amended on August 12, 2008; October 3, 2008, October 29, 2008, December 29, 2008 and December 30, 2008.

*           All documents filed by Strikcer Oil & Gas, Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

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NOTE REGARDING FORWARD LOOKING STATEMENTS

Included in this Resale Prospectus are “forward-looking” statements, as well as historical information.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled “Risk Factors.”  Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative.  Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the “Risk Factors” section and elsewhere in this Resale Prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors.  We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

Any investment in our securities involves a high degree of risk.  You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before you decide to buy our securities.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares which may be sold pursuant to this Resale Prospectus for the respective accounts of the selling stockholders. All such proceeds, net of brokerage commissions, if any, will be received by the selling stockholders. See “Selling Stockholders” and “Plan of Distribution.”

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of September 30, 2008, the net tangible book value of our common stock was $6,494,290 or $0.27 per share, based upon 24,417,574 shares outstanding on September 30, 2008.  Due to the nature of the 2008 Stock Option Plan, the purchase price paid by our officer, directors, employees and consultants under the 2008 Stock Option Plan is variable, as is the purchase price paid by the public upon the resale by our officer, directors, employees and consultants of our common stock.   The following tables show the dilution based upon a resale price of our common stock at $0.08 per share.

Without taking into account any changes in the pro forma net tangible book value prior to the this offering, other than to give effect to the issuance of 4,000,000 shares at an offering price of $0.08 per share (based upon the closing price of our common stock on January 5, 2009) and the application of the net proceeds of $320,000, the pro forma net tangible book value of the Company’s common stock after this offering will be $6,814,290 or $0.21 per share. Consequently, based on the above assumptions, the purchasers of the common stock offered hereby will sustain an immediate substantial dilution (i.e., the difference between the purchase price of $0.08 per share of common stock and the net tangible book value per share) after the offering of $(0.16) per share. The following table illustrates such dilution:

Per Share Price ………………………………………………..……………$ 0.08
Per Share Pro Forma Net Tangible Book Value before the Offering ……..$ 0.27
Per Share Decrease Attributable to New Investors………………………….$(0.026)
Per Share Pro Forma Net Tangible Book Value After the Offering ……….$ 0.21
Per Share Dilution to New Investors ….……………………………………$(0.160)

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SELLING STOCKHOLDERS

The selling stockholders will be our current or future officers, directors, consultants and employees who acquire shares of our common stock pursuant to the Plan and are considered our “affiliates” as that term is defined in the federal securities laws. The selling stockholders may from time to time resell all, a portion, or none of the shares of our common stock covered by this Resale Prospectus.

As of the date of this Prospectus, no shares of common stock were subject to existing options under the Plan, and 4,000,000 were available for future grants.

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PLAN OF DISTRIBUTION

The Shares may be sold from time to time by the selling stockholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following, without limitation:

(a)	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b)	purchases by a broker or dealer as principal and resale by such broker or dealer or for its account pursuant to the Resale Prospectus, as supplemented;
(c)	an exchange distribution in accordance with the rules of such exchange; and
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers.
(1)
the selling stockholder and sales to and through other broker-dealers or agents that participate with the selling stockholder in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In addition, any securities covered by this Resale Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Resale Prospectus, as supplemented. From time to time, the selling stockholder may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, and may sell and deliver the shares in connection therewith. Sales may also take place from time to time through brokers pursuant to pre-arranged sales plans intended to qualify under SEC Rule 10b5-1.

 There is no assurance that the selling stockholder will sell all or any portion of the shares covered by this Resale Prospectus.

All expenses of registration of the common stock, other than commissions and discounts of underwriters, dealers or agents, shall be borne by us. As and when we are required to update this Resale Prospectus, we may incur additional expenses.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

General
We are authorized to issue 1,500,000,000 shares of common stock, $.001 par value, and 25,000,000 shares of preferred stock, $0.001 par value.

Common Stock
As of January 15, 2009, there were 26,059,363 shares of common stock issued and outstanding that was held of record by approximately 1008 stockholders of record.

The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders.  The holders of common stock have the sole right to vote, except as otherwise provided by law or by our certificate of incorporation, including provisions governing any preferred stock.  The common stock does not have any cumulative voting, preemptive, subscription or conversion rights.  Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented.  The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if declared by our board of directors out of funds legally available.  In the event of liquidation, dissolution or winding up of the affairs of Striker Oil & Gas, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

Nevada anti-takeover statue and charter provisions.

Nevada anti-takeover statue.  Nevada’s “Business Combinations” statute, Sections 78.411 through 78.444 of the Nevada Revised Statutes, which applies to Nevada corporations having at least 200 shareholders which have not opted-out of the statute, prohibits an “interested shareholder” from entering into a “combination” with the corporation, unless certain conditions are met. A “combination” includes (a) any merger or consolidation with an “interested shareholder”, or any other corporation which is or after the merger or consolidation would be, an affiliate or associate of the interested shareholder, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets, in one transaction or a series of transactions, to or with an “interested shareholder,” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s assets determined on a consolidated basis, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation or (iii) representing 10% or more of the earning power or net income of the corporation determined on a consolidated basis, (c) any issuance or transfer of shares of the corporation or its subsidiaries, to any interested shareholder, having an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made pro rata to all shareholders of the corporation, (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or under any agreement, arrangement or understanding, whether or not in writing, with the “interested shareholder,” (e) certain transactions which would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the “interested shareholder,” or (f) the receipt of benefits, except proportionately as a shareholder, of any loans, advances or other financial benefits by an “interested shareholder”.

An interested shareholder is a person who (i) directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting shares of the corporation or (ii) an affiliate or associate of the corporation which at any time within three years before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

A corporation to which the statute applies may not engage in a combination within three years after the interested shareholder acquired its shares, unless the combination or the interested shareholder’s acquisition of shares was approved by the board of directors before the interested shareholder acquired the shares. If this approval was not obtained, then after the three-year period expires, the combination may be consummated if all the requirements in the corporation’s Articles of Incorporation are met and either (a)(i) the board of directors of the corporation approves, prior to the “interested shareholder’s” date of acquiring shares, or as to which the purchase of shares by the “interested shareholder” has been approved by the corporation’s board of directors before that date or (ii) the combination is approved by the affirmative vote of holders of a majority of voting power not beneficially owned by the “interested shareholder” at a meeting called no earlier than three years after the date the “interested shareholder” became such or (b) the aggregate amount of cash and the market value of consideration other than cash to be received by holders of common shares and holders of any other class or series of shares meets the minimum requirements set forth in Sections 78.411 through 78.443 of the Nevada Revised Statutes, inclusive, and prior to the consummation of the combination, except in limited circumstances, the “interested shareholder” will not have become the beneficial owner of additional voting shares of the corporation.

Nevada law permits a Nevada corporation to “opt out” of the application of the Business Combinations statute by inserting a provision doing so in its original Articles of Incorporation or Bylaws. We have not inserted such a provision our Articles of Incorporation or our Bylaws. The Articles may be amended at any time to subject us to the effect of the “Business Combinations” statutes. Under Nevada law, our Articles of Incorporation may be amended pursuant to a resolution adopted by our Board of Directors and ratified by a vote of a majority of the voting power of our outstanding voting stock.

Nevada’s “Control Share Acquisition” statute, Sections 78.378 through 78.3793 of the Nevada Revised Statutes, prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s shareholders. The statute specifies three thresholds: at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more, of all the outstanding voting power. Once an acquiror crosses one of the above thresholds, shares, which it acquired in the transaction taking it over the threshold or within ninety days become “Control Shares” which are deprived of the right to vote until a majority of the disinterested shareholders restore that right. A special shareholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition. If no such request for a shareholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual shareholders’ meeting. If the shareholders fail to restore voting rights to the acquiror or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its Articles of Incorporation or Bylaws, call certain of the acquiror’s shares for redemption. The Control Share Acquisition statute also provides that the shareholders who do not vote in favor of restoring voting rights to the Control Shares may demand payment for the “fair value” of their shares (which is generally equal to the highest price paid in the transaction subjecting the shareholder to the statute).

The Control Share Acquisition statute only applies to Nevada corporations with at least 200 shareholders, including at least 100 shareholders who have addresses in Nevada appearing on the stock ledger of the corporation, and which do business directly or indirectly in Nevada. We do not have at least 100 shareholders who have addresses in Nevada appearing on our stock ledger. Therefore, the Control Share Acquisition statute does not currently apply to us. If the “Business Combination” statute and/or the “Control Share Acquisition” statute becomes applicable to us in the future, the cumulative effect of these terms may be to make it more difficult to acquire and exercise control over us and to make changes in management more difficult.

Certificate of incorporation.  Our certificate of incorporation provides for the authorization of our board of directors to issue, without further action by the stockholders, up to 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions on the preferred stock.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage transactions that may involve an actual or threatened change of control of Striker Oil & Gas, Inc.  These provisions are designed to reduce the vulnerability of Striker Oil & Gas, Inc. to an unsolicited proposal for a takeover of Striker Oil & Gas, Inc.  However, these provisions could discourage potential acquisition proposals and could delay or prevent a change in control of Striker Oil & Gas, Inc.  These provisions may also have the effect of preventing changes in the management of Striker Oil & Gas, Inc.
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LEGAL MATTERS

The validity of the common stock issuable under the Plan has been passed upon for us by Brewer & Pritchard, PC.  Thomas Pritchard has received shares of common stock in lieu of cash for past services rendered and in the future may receive shares of common stock for services rendered.  Neither Thomas Pritchard nor Brewer & Pritchard currently own any shares of the Company’s common stock. Neither Thomas C. Pritchard, nor the law firm of Brewer & Pritchard has been employed on a contingent basis. Other than the shares of Company common stock to be issued, neither Mr. Pritchard nor Brewer & Pritchard has or is to receive a substantial interest direct or indirect in Registrant, nor are either of them connected with Registrant other than in their role as outside legal counsel for the Company.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 2007 have been so incorporated in reliance on the report of Malone & Bailey, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Striker Oil & Gas, Inc. (“the Company”) with the Securities and Exchange Commission (“SEC”) are incorporated in this Form S-8 by reference:

(1)	The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed on April 15, 2008, as amended on July 2, 2008 and September 24, 2008.

(2)
Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2007, filed on May 16, 2007, as amended on October 7, 2007; June 30, 2007, filed on August 16, 2007, as amended on October 9, 2007; September 30, 2007, filed on November 14, 2007; March 31, 2008, filed on July 2, 2008, as amended on July 2, 2008 and September 29, 2008; June 30, 2008, filed on August 19, 2008; and September 30, 2008, filed on November 19, 2008.

(3)
Current reports on Form 8-K, filed on January 16, 2008; January 18, 2008; February 21, 2008, February 26, 2008, as amended on February 29, 2008; March 14, 2008; April 18, 2008; April 25, 2008; April 25, 2008; July 7, 2008; August 8, 2008, as amended on August 12, 2008; October 3, 2008, October 29, 2008, December 29, 2008 and December 30, 2008.

(4)
The description of the Company's common stock contained in the Company's Form 10-SB filed September 27, 1999 (File No. 000-27467; Accession Number 0000890566-99-001311), including any amendment or report filed for the purpose of updating such description.

*           All documents filed by Striker Oil & Gas, Inc., with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering to which it relates shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the SEC pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

ITEM 4. DESCRIPTION OF SECURITIES

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “SOIS.”

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The law firm of Brewer & Pritchard, of which Thomas C. Pritchard is a member, has provided legal advice to the Registrant, and has also rendered a legal opinion attached hereto as an Exhibit, as to the validity and due issuance of the shares of the Company’s common stock to be issued and registered hereby. Brewer & Pritchard does not currently own any shares of the Company’s common stock; however, the Company will from time to time issue shares of its common stock to Brewer & Pritchard or Thomas C. Pritchard as payment for legal services rendered.  Neither Thomas C. Pritchard, nor the law firm of Brewer & Pritchard has been employed on a contingent basis.  Other than the shares of Company common stock to be issued, neither Mr. Pritchard nor Brewer & Pritchard has or is to receive a substantial interest direct or indirect in Registrant, nor are either of them connected with Registrant other than in their role as outside legal counsel for the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company’s bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation, the Bylaws or by Agreement. The Articles of Incorporation do not specifically limit the directors’ liability; however the Bylaws specify the extent and nature of any liability of directors, as detailed below. There are currently no agreements in effect, which would limit such liability. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that the Company will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

The Company’s bylaws provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

The Company’s bylaws provide that no advance shall be made by it to an officer of the company, except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.                                Identification of Exhibit

4.1                                               2008 Stock Option Plan
5.1                                               Opinion of Brewer & Pritchard, P.C.
23.1                                             Consent of Brewer & Pritchard, P.C. *
23.2                                             Consent of Independent Auditor
23.3                                             Consent of Independent Auditor
_____________________
* Included in its opinion filed as Exhibit 5.1

ITEM 9. UNDERTAKINGS

(a)           The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by Section 10(a)(3) of the Act;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas on this 28th day of January 2009.

STRIKER OIL & GAS, INC., INC.

By: /s/ Kevan Casey
  Kevan Casey, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 28th day of January 2009.

Signature	Title	Date
/s/ Kevan Casey Kevan Casey	Chief Executive Officer & Chairman of the Board	January 28, 2009
/s/ Robert G. Wonish Robert G. Wonish	Director	January 28, 2009